SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)

        Virginia                                             52-0845861
 (State of incorporation                                  (I.R.S. Employer
    or organization)                                     Identification No.)

                               200 Commerce Street
                           Smithfield, Virginia 23430
          (Address of principal executive offices, including zip code)

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
If this form relates to the registration of a class of       If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act     securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A. (c),     Act and is effective pursuant to General Instruction A.
please check the following box:  |X|                         (d), please check the following box:  |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

Common Stock, $.50 par value                 New York Stock Exchange

Preferred Share Purchase Rights              New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


         A description of the Common Stock of the Registrant, as well as the related preferred share purchase rights, is set forth under the caption "Description of the Company's Capital Stock" in the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 1997 (Commission File No. 0-02258) (the "8-K"), and is incorporated herein by reference.

ITEM 2.  EXHIBITS

1.       * Articles of Incorporation of the Company, and amendments thereto.

2.       * Amended and Restated By-laws of the Company.

3.       * Form of Stock Certificate of Company.

4. ** Rights Agreement dated as of September 1, 1997 between the Company and First Union National Bank, Charlotte, North Carolina as Rights Agent.

5. ** Form of Rights Certificate (attached as Exhibit A to the Rights Agreement referred to in Exhibit 4 hereto).

         * The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. Therefore, these Exhibits have been or will be supplied to the New York Stock Exchange and are not filed with or incorporated by reference to this Registration Statement.

         ** These Exhibits were filed as Exhibits to the 8-K, and are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       SMITHFIELD FOODS, INC.



                                        /s/  Michael H. Cole
                                       -----------------------------------
                                         Michael H. Cole
                                         Secretary and Associate General Counsel

Dated: September 22, 1999